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                                              October 2, 1996



Alkermes, Inc.
64 Sidney Street
Cambridge, MA  02139

          Re:  Stock Option Plan for Non-Employee Directors
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Gentlemen:

          We have acted as counsel to Alkermes, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 150,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), issuable upon the exercise of options (the "Options") granted and to be granted under the Stock Option Plan for Non-Employee Directors (the "Director Plan").

          The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Shares issuable upon the exercise of the Options will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued and that the persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares.

          In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

          Based on the foregoing, we are of the opinion that the 150,000 Shares, when issued upon exercise of Options granted or to be granted under the Director Plan and upon payment of the
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Alkermes, Inc.
October 2, 1996
Page 2


option price, all in accordance with the terms of the Director Plan, will be legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.


                                    Very truly yours,


                                    /s/ BALLARD, SPAHR, ANDREWS & INGERSOLL